UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2024

Pediatrix Medical Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace
Sunrise, Florida		33323
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 384-0175

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2024, Pediatrix Medical Group, Inc., a Florida corporation (the “Company”), issued a press release announcing the results of its operations for the three months and six months ended June 30, 2024 (the “Second Quarter Release”). A copy of the Second Quarter Release is attached hereto as Exhibit 99.1 and is hereby incorporated in this Current Report by reference. The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On August 6, 2024, the Company announced that its board of directors (the “Board”) has appointed Ms. Kasandra Rossi, who currently serves as the Company’s Senior Vice President, Financial Reporting and Assistant Treasurer, to succeed Mr. C. Marc Richards as Executive Vice President, Chief Financial Officer (“CFO”) and Treasurer of the Company.

The transition will be effective on or about October 1, 2024, following the anticipated completion of the next phase of the Company’s previously announced transition of its outsourced enterprise revenue cycle management services and the advancement of the Company’s planned portfolio management activities.

Ms. Rossi, 51, joined the Company in December 2009 and has served in various senior-level accounting, finance and treasury roles. She was appointed to her current role as Senior Vice President, Financial Reporting and Assistant Treasurer in November 2021.

In recognition of her appointment as CFO, Ms. Rossi will receive an increase in her annual base salary to $425,000 and an increase in her annual bonus opportunity to 75% of her annual base salary.

There are no arrangements or understandings between Ms. Rossi and any other person pursuant to which she was appointed as CFO of the Company and no family relationships between Ms. Rossi and any director or executive officer of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Ms. Rossi had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Mr. Richards’ transition from his role as Executive Vice President, CFO and Treasurer is a termination without “Cause” pursuant to that certain Amended and Restated Employment Agreement, dated April 26, 2023, by and between Mr. Richards and a wholly-owned subsidiary of the Company, and Mr. Richards will receive the benefits thereunder following the execution of a general release of claims in favor of the Company.

Chief Administrative Officer Appointment

The Company also announced that the Board has appointed Ms. Mary Ann E. Moore to serve as the Company’s Chief Administrative Officer, in addition to her existing roles as the Company’s Executive Vice President, General Counsel and Secretary, effective as of August 1, 2024.

In addition, the Company announced that Curtis B. Pickert, M.D. has transitioned from his role as the Company’s Executive Vice President, Chief Operating Officer and will now serve as Pediatrix’s Executive Vice President, Chief Physician Executive, effective as of August 1, 2024. As a result of this transition, Dr. Pickert will no longer serve as an executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

99.1— Press Release of Pediatrix Medical Group, Inc. dated August 6, 2024.

104 — Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pediatrix Medical Group, Inc.

Date:	August 6, 2024	By:	/s/ C. Marc Richards
C. Marc Richards Chief Financial Officer